SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 9, 2006
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment No. 4 to the Credit Agreement with Alaska Native Broadband 1 License, LLC and Alaska Native Broadband 1, LLC.
     On January 9, 2006, Cricket Communications, Inc. (“Cricket”), a wholly owned subsidiary of the registrant Leap Wireless International, Inc., entered into Amendment No. 4 (the “Amendment”) to the Credit Agreement by and among Cricket, as lender, Alaska Native Broadband 1 License, LLC (“ANB 1 License”), as borrower, and Alaska Native Broadband 1, LLC (“ANB 1”), as guarantor. Under the Amendment, Cricket agreed to increase the loan facility under the Credit Agreement to $150.0 million plus capitalized interest, comprising a fully drawn $64.2 million sub-facility to finance ANB 1 License’s purchase of wireless licenses in the FCC’s Auction No. 58, and an $85.8 million sub-facility to finance ANB 1 License’s initial build-out costs and working capital requirements.
     Under the Amendment, amortization of the outstanding principal and capitalized interest under the Credit Agreement commences on the later of March 31, 2007 and 30 days after the date ANB 1 License satisfies the five-year build-out milestone requirements for its licenses, subject to extension in specified circumstances. Loans under the Credit Agreement must be repaid in 16 quarterly installments of principal and accrued interest, commencing ten days after the amortization commencement date.
     The description of the Amendment contained in this Item 1.01 is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 to the Credit Agreement, entered into as of January 9, 2006 by and between Cricket Communications, Inc., Alaska Native Broadband 1 License, LLC and Alaska Native Broadband 1, LLC.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: January 12, 2005	By	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 to the Credit Agreement, entered into as of January 9, 2006 by and between Cricket Communications, Inc., Alaska Native Broadband 1 License, LLC and Alaska Native Broadband 1, LLC.